Exhibit 3.1

SECOND AMENDED AND RESTATED BYLAWS OF

PETMED EXPRESS, INC.

(A FLORIDA CORPORATION)

AS LAST AMENDED ON

MARCH 24, 2020

TABLE OF CONTENTS

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Article 11 Miscellaneous		36

Section 11.1	Application of Florida Law	36
Section 11.2	Fiscal Year	36
Section 11.3	Conflicts with Articles of Incorporation	36
Section 11.4	Partial Invalidity	36

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Article 1

Definitions

Section 1.1     Definitions. The following terms shall have the following meanings for purposes of these Second and Amended Restated Bylaws of the Corporation (the “Bylaws”):

“Corporation” means PetMed Express, Inc., a Florida corporation.

“Act” means the Florida Business Corporation Act, as it may be amended from time to time, or any successor legislation thereto.

“Deliver” or “delivery” means any method of delivery used in conventional commercial practice, including delivery by hand, mail, commercial delivery and electronic transmission.

“Electronic transmission” or “electronically transmitted” means any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval and reproduction of information by the recipient. For purposes of proxy voting, the term includes, but is not limited to, facsimile transmission, telegrams, cablegrams, telephone transmissions and transmissions through the Internet.

“Notice” means written notice and includes, but is not limited to, notice by electronic transmission. Notice shall be effective if given by a single written notice to shareholders who share an address, to the extent permitted by the Act.

“Principal Office” means the executive office (within or without the State of Florida) where the Corporation’s principal executive offices are located.

Article 2

Offices

Section 2.1     Principal and Business Offices. The Corporation may have such principal and other business offices, either within or without the State of Florida, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

Section 2.2     Registered Office. The registered office of the Corporation required by the Act to be maintained in the State of Florida may but need not be identical with the Principal Office if located in the State of Florida, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the Corporation shall be identical to such registered office.

Article 3

Shareholders

Section 3.1     Annual Meeting. The annual meeting of shareholders shall be held within five months after the close of each fiscal year of the Corporation on a date and at a time and place designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. The Board of Directors may, in its sole discretion, determine that the annual meeting of shareholders shall not be held at any place, but may instead be held solely by means of remote communication as provided under Section 607.0701 of the Act. If the election of directors shall not be held on the day fixed as herein provided for any annual meeting of shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of shareholders as soon thereafter as is practicable.

Section 3.2     Special Meetings.

(a)     Call by Directors or President. Special meetings of shareholders, for any purpose or purposes, may be called by the Board of Directors, the Chairman of the Board, the Lead Director (if any) or the President.

(b)     Call by Shareholders. The Corporation shall call a special meeting of shareholders in the event that the holders of not less than ten percent (10%) of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Secretary one or more written demands for the meeting describing one or more purposes for which it is to be held. The Corporation shall give notice of such a special meeting within sixty days after the date that the demand is delivered to the Corporation.

Section 3.3     Place of Special Meeting. The Board of Directors may designate any place, either within or without the State of Florida, as the place of meeting for any special meeting of shareholders. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under Section 607.0702 of the Act. If no designation is made, the place of meeting shall be the Principal Office.

Section 3.4     Notice of Meeting.

(a)     Content and Delivery.

(i)     Notice of the place, if any, date, time, and means of remote communication, if any, of each annual and special shareholders’ meeting shall be given by the Corporation not less than 10 nor more than 60 days before date of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Unless otherwise required by the Act or the Corporation’s Articles of Incorporation (the “Articles of Incorporation”):

(A)     Notice of a shareholders’ meeting need be given only to shareholders entitled to vote at the meeting; and

(B)     Notices of annual meetings need not specify the purpose or purposes for which the meeting has been called.

(ii)     Notices to shareholders must be in writing and may be communicated in person, by electronic means (in a manner authorized by the shareholder), or by mail or other method of delivery, in each case, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting. If mailed, the notice shall be effective when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears in the Corporation’s shareholder records, with postage thereon prepaid.

(b)     Notice of Adjourned Meetings. If an annual or special meeting of shareholders is adjourned to a different date, time, or place, the Corporation shall not be required to give notice of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment; provided, however, that if a new record date for an adjourned meeting is or must be fixed, the Corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new record date who are entitled to notice of the meeting.

(c)     No Notice Under Certain Circumstances. Notwithstanding the other provisions of this Section 3.4, no notice of a meeting of shareholders need be given to a shareholder if: (1) an annual report and proxy statement for two consecutive annual meetings of shareholders, or (2) all, and at least two, checks in payment of dividends or interest on securities during a twelve-month period have been sent by first-class, United States mail, addressed to the shareholder at his or her address as it appears on the share transfer books of the Corporation, and returned undeliverable. The obligation of the Corporation to give notice of a shareholders’ meeting to any such shareholder shall be reinstated once the Corporation has received a new address for such shareholder for entry on its share transfer books.

Section 3.5     Waiver of Notice.

(a)     Written Waiver. A shareholder may waive any notice required by the Act or these Bylaws before or after the date and time stated for the meeting in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice.

(b)     Waiver by Attendance. A shareholder’s attendance at a meeting, in person or by proxy, waives objection to all of the following: (1) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (2) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 3.6     Fixing of Record Date.

(a)     General. The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of a shareholders’ meeting, entitled to vote, or take any other action. In no event may a record date fixed by the Board of Directors be a date preceding the date upon which the resolution fixing the record date is adopted or a date more than seventy days before the date of meeting or action requiring a determination of shareholders.

(b)     Special Meeting. The record date for determining shareholders entitled to demand a special meeting shall be the close of business on the date the first shareholder delivers his or her demand to the Corporation.

(c)     Shareholder Action by Written Consent. If no prior action is required by the Board of Directors pursuant to the Act, the record date for determining shareholders entitled to take action without a meeting shall be the close of business on the date the first signed written consent with respect to the action in question is delivered to the Corporation, but if prior action is required by the Board of Directors pursuant to the Act, such record date shall be the close of business on the date on which the Board of Directors adopts the resolution taking such prior action unless the Board of Directors otherwise fixes a record date.

(d)     Absence of Board Determination for Shareholders’ Meeting. If the Board of Directors does not determine the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders’ meeting, such record date shall be the close of business on the day before the first notice with respect thereto is delivered to shareholders.

(e)     Adjourned Meeting. A record date for determining shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 3.7     Shareholders’ List for Meetings.

(a)     Preparation and Availability. After a record date for a meeting of shareholders has been fixed, the Corporation shall prepare an alphabetical list of the names of all of the shareholders entitled to notice of the meeting (and, if the Board of Directors fixes a different record date to determine the shareholders entitled to vote at the meeting, an alphabetical list of the names of all shareholders entitled to vote at the meeting). The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder. Such list shall be available for inspection by any shareholder for a period of ten days prior to the meeting or such shorter time as exists between the record date and the meeting date, and continuing through the meeting, at the Principal Office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation’s transfer agent or registrar, if any. A shareholder or his or her agent or attorney may, on written demand, inspect the list, subject to the requirements of the Act, during regular business hours and at his or her expense, during the period that it is available for inspection pursuant to this Section 3.7. The Corporation shall make the shareholders’ list available at the meeting and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof.

(b)     Prima Facie Evidence. The shareholders’ list is prima facie evidence of the identity of shareholders entitled to examine the shareholders’ list or to vote at a meeting of shareholders.

(c)     Failure to Comply. If the requirements of this Section 3.7 have not been substantially complied with, or if the Corporation refuses to allow a shareholder or his or her agent or attorney to inspect the shareholders’ list before or at the meeting, on the demand of any shareholder, in person or by proxy, who failed to get such access, the meeting shall be adjourned until such requirements are complied with.

(d)     Validity of Action Not Affected. Refusal or failure to prepare or make available the shareholders’ list shall not affect the validity of any action taken at a meeting of shareholders.

Section 3.8     Conduct of Meetings by Remote Communication. The Board of Directors may adopt guidelines and procedures for shareholders and proxy holders not physically present at an annual or special meeting of shareholders to participate in the meeting, be deemed present in person, vote, communicate and read or hear the proceedings of the meeting substantially concurrently with such proceedings, all by means of remote communication. The Board of Directors may adopt procedures and guidelines for the conduct of an annual or special meeting solely by means of remote communication rather than holding the meeting at a designated place.

Section 3.9     Quorum.

(a)     What Constitutes a Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. If the Corporation has only one class of stock outstanding, such class shall constitute a separate voting group for purposes of this Section 3.9. Except as otherwise provided in the Act, a majority of the votes entitled to be cast on the matter shall constitute a quorum of the voting group for action on that matter. After a quorum has been established at a shareholders’ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

(b)     Presence of Shares. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.

(c)     Adjournment in Absence of Quorum. Where a quorum is not present, the holders of a majority of the shares represented and who would be entitled to vote at the meeting if a quorum were present may adjourn such meeting from time to time.

Section 3.10     Voting Entitlement of Shares.

(a)     Unless the Articles of Incorporation or the Act provide otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Only shares are entitled to vote.

(b)     The shares of the Corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the first corporation owns, directly or indirectly, a majority of shares entitled to vote for directors of the second corporation.

(c)     This Section 3.10 does not limit the power of the Corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

(d)     Redeemable shares are not entitled to vote on any matter, and shall not be deemed to be outstanding, after notice of redemption is mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank, trust company, or other financial institution upon an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

(e)     Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of the corporate shareholder may prescribe or, in the absence of any applicable provision, by such person as the Board of Directors of the corporate shareholder may designate. In the absence of any such designation or in case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary, and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares.

(f)     Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his name or the name of his or her nominee.

(g)     Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by him or her without the transfer thereof into his or her name.

(h)     If a share or shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting have the following effect:

(i)     If only one votes, in person or in proxy, his or her act binds all;

(ii)     If more than one vote, in person or by proxy, the act of the majority so voting binds all;

(iii)     If more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally;

(iv)     If the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes of this subsection shall be a majority or a vote evenly split in interest;

(v)     The principles of this subsection shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum;

(vi)     Subject to Section 3.10(i), nothing herein contained shall prevent trustees or other fiduciaries holding shares registered in the name of a nominee from causing such shares to be voted by such nominee as the trustee or other fiduciary may direct. Such nominee may vote shares as directed by a trustee or their fiduciary without the necessity of transferring the shares to the name of the trustee or other fiduciary.

(i)     The Corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as the shareholder. The extent of this recognition may be determined in the procedure. The procedure may set forth (a) the types of nominees to which it applies; (b) the rights or privileges that the Corporation recognizes in a beneficial owner; (c) the manner in which the procedure is selected by the nominee; (d) the information that must be provided when the procedure is selected; (e) the period for which selection of the procedure is effective; and (f) other aspects of the rights and duties created.

Section 3.11     Vote Required.

(a)     Matters Other Than Election of Directors. If a quorum exists, except in the case of the election of directors, action on a matter shall be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Act or the Articles of Incorporation require a greater number of affirmative votes.

(b)     Election of Directors.

(i)     Each shareholder who is entitled to vote at an election of directors has the right to vote the number of shares owned by him or her for as many persons as there are directors to be elected. Unless otherwise required by the Articles of Incorporation, the election of directors shall be by written ballot. If authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder or proxy holder. Shareholders do not have a right to cumulate their votes for directors.

(ii)     A nominee for director of the Corporation shall only be elected if, at any meeting of the shareholders held for the election of directors at which a quorum is present, the votes cast for the nominee’s election exceed the votes cast against the nominee’s election; provided, however, that a plurality of all votes cast at a meeting of shareholders at which a quorum is present is sufficient to elect a nominee to the Board of Directors if, in connection with the meeting, (i) a shareholder has duly nominated an individual for election to the Board of Directors in accordance with the advance notice and other nomination procedures and requirements adopted by the Corporation from time to time, and (ii) the shareholder nomination has not been withdrawn on or prior to the date that is fourteen (14) days prior to the date on which the Corporation first mails its notice of meeting to the shareholders. Votes cast “for” and “against” a nominee shall exclude votes “withheld”, “abstentions” and “broker non-votes” with respect to that nominee’s election. If directors are to be elected by a plurality of the votes cast, shareholders shall not be permitted to vote against a nominee.

Section 3.12     Conduct of Meeting. The Chairman of the Board of Directors or his or her designee, and in his or her absence, the Lead Director (if any), and in his or her absence, the Vice Chairman (if any), and in his or her absence, the President, and in his or her absence, a Vice President, and in his or her absence, any person chosen by the shareholders present shall call a shareholders’ meeting to order and shall act as presiding officer of the meeting, and the Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting. The presiding officer of the meeting shall have broad discretion in determining the order of business at a shareholders’ meeting. The presiding officer’s authority to conduct the meeting shall include, but in no way be limited to, recognizing shareholders entitled to speak, calling for the necessary reports, stating questions and putting them to a vote, calling for nominations, and announcing the results of voting. The presiding officer also shall take such actions as are necessary and appropriate to preserve order at the meeting. The rules of parliamentary procedure need not be observed in the conduct of shareholders’ meetings; however, meetings shall be conducted in accordance with accepted usage and common practice with fair treatment to all who are entitled to take part.

Section 3.13     Inspectors of Election. Inspectors of election shall be appointed by the Board of Directors to act at any meeting of shareholders at which any vote is taken. If inspectors of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, make such appointment. The inspectors of election shall determine the number of shares outstanding, the voting rights with respect to each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; receive votes, ballots, consents, and waivers; hear and determine all challenges and questions arising in connection with the vote; count and tabulate all votes, consents, and waivers; determine and announce the result; and do such acts as are proper to conduct the election or vote with fairness to all shareholders. No inspector, whether appointed by the Board of Directors or by the person acting as presiding officer of the meeting, need be a shareholder.

Section 3.14     Proxies.

(a)     Appointment. At all meetings of shareholders, a shareholder or attorney- in-fact for a shareholder may vote the shareholder’s shares in person or by proxy. If an appointment form expressly provides, any proxy holder may appoint, in writing, a substitute to act in his or her place. A shareholder or attorney-in-fact for a shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by electronic transmission. As provided by Section 607.0722 of the Act, any type of electronic transmission appearing to have been, or containing or accompanied by such information or obtained under such procedures to reasonably ensure that the electronic transmission was, transmitted or authorized by such person is a sufficient appointment, subject to the verification requested by the Corporation under Section 3.17 of these Bylaws and Section 607.0724 of the Act. The appointment may be signed by any reasonable means, including, but not limited to, facsimile or electronic signature. Any copy, facsimile transmission or other reliable reproduction of the writing or electronic transmission of the appointment may be substituted or used in lieu of the original writing or electronic transmission for any purpose for which the original writing or electronic transmission could be used if the copy, facsimile transmission or other reproduction is a complete reproduction of the entire original writing or electronic transmission.

(b)     When Effective. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for up to eleven months unless a longer or shorter period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Section 3.15     Advance Notice of Shareholder Nominations and Proposals.

(a)     Annual Meetings. At a meeting of the shareholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. Except for nominations that are included in the Corporation’s annual meeting proxy statement pursuant to Section 3.18, to be properly brought before an annual meeting, nominations or such other business must be:

(i)     specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof;

(ii)     otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof; or

(iii)     otherwise properly brought before an annual meeting by a shareholder who is a shareholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 3.15.

In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for shareholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a shareholder pursuant to Section 3.15(a)(iii), the shareholder or shareholders of record intending to propose the business (the “Proposing Shareholder”) must have given timely notice thereof pursuant to this Section 3.15(a), in writing to the Secretary even if such matter is already the subject of any notice to the shareholders or Public Disclosure from the Board of Directors. To be timely, a Proposing Shareholder’s notice for an annual meeting must be delivered to or mailed and received at the Principal Office: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of shareholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting and (2) the close of business on the tenth day following the first date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). For the purposes of this Section 3.15, “Public Disclosure” shall mean a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press, or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission (“SEC”) pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)     Shareholder Nominations. For the nomination of any person or persons for election to the Board of Directors pursuant to Section 3.15(a)(iii) or Section 3.15(d), a Proposing Shareholder’s notice to the Secretary shall set forth or include:

(i)     the name, age, business address, and residence address of each nominee proposed in such notice;

(ii)     the principal occupation or employment of each such nominee;

(iii)     the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any);

(iv)     such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act;

(v)     a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written statement and agreement executed by each such nominee acknowledging that such person:

(A)     consents to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected; and

(B)     makes the following representations: (1) that the director nominee has read and agrees to adhere to the Corporation’s Corporate Governance Guidelines, Corporate Code of Business Conduct & Ethics, and any other of the Corporation’s policies or guidelines applicable to directors, including with regard to securities trading; (2) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; and (3) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification (“Compensation Arrangement”) that has not been disclosed to the Corporation in connection with such person’s nomination for director or service as a director; and

(vi)     as to the Proposing Shareholder:

(A)     the name and address of the Proposing Shareholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is being made;

(B)     the class and number of shares of the Corporation which are owned by the Proposing Shareholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Shareholder’s notice, and a representation that the Proposing Shareholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting within five business days after the record date for such meeting;

(C)     a description of any agreement, arrangement, or understanding with respect to such nomination between or among the Proposing Shareholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Shareholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting;

(D)     a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Shareholder’s notice by, or on behalf of, the Proposing Shareholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proposing Shareholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting;

(E)     a representation that the Proposing Shareholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and

(F)     a representation whether the Proposing Shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from shareholders in support of the nomination.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(c)     Other Shareholder Proposals. For all business other than director nominations, a Proposing Shareholder’s notice to the Secretary shall set forth as to each matter the Proposing Shareholder proposes to bring before the annual meeting:

(i)     a brief description of the business desired to be brought before the annual meeting;

(ii)     the reasons for conducting such business at the annual meeting;

(iii)     the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment);

(iv)     any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such shareholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;

(v)     any other information relating to such shareholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(vi)     a description of all agreements, arrangements, or understandings between or among such shareholder, the beneficial owner, if any, on whose behalf the proposal is being made, any of their affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such shareholder, beneficial owner, or any of their affiliates or associates, in such business, including any anticipated benefit therefrom to such shareholder, beneficial owner, or their affiliates or associates; and

(vii)     the information required by Section 3.15(b)(vi) above.

(d)     Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders called by the Board of Directors at which directors are to be elected pursuant to the Corporation’s notice of meeting:

(i)     by or at the direction of the Board of Directors or any committee thereof; or

(ii)     provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 3.15(d) is delivered to the Secretary, who is entitled to vote at the meeting, and upon such election and who complies with the notice procedures set forth in this Section 3.15.

In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if such shareholder delivers a shareholder’s notice that complies with the requirements of Section 3.15(b) to the Secretary at the Principal Office not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (x) the 90th day prior to such special meeting; or (y) the tenth day following the date of the first Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

(e)     Effect of Noncompliance. Only such persons who are nominated in accordance with the procedures set forth in this Section 3.15 or Section 3.18 shall be eligible to be elected at any meeting of shareholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting as shall be brought before the meeting in accordance with the procedures set forth in this Section 3.15 or Section 3.18, as applicable. If any proposed nomination was not made or proposed in compliance with this Section 3.15 or Section 3.18, as applicable, or other business was not made or proposed in compliance with this Section 3.15, then except as otherwise required by law, the chair of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if a Proposing Shareholder intending to propose business or make nominations at an annual meeting or propose a nomination at a special meeting pursuant to this Section 3.15 does not provide the information required under this Section 3.15 to the Corporation, including the updated information required by Section 3.15(b)(vi)(B), Section 3.15(b)(vi)(C), and Section 3.15(b)(vi)(D) within five business days after the record date for such meeting or the Proposing Shareholder (or a qualified representative of the Proposing Shareholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.

(f)     Rule 14a-8. This Section 3.15 and Section 3.18 shall not apply to a proposal proposed to be made by a shareholder if the shareholder has notified the Corporation of the shareholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

Section 3.16     Action by Shareholders Without Meeting.

(a)     Requirements for Written Consents. Any action required or permitted by the Act to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if one or more written consents describing the action taken shall be signed and dated by the holders of outstanding stock entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consents must be delivered to the Principal Office, the Corporation’s principal place of business, the Secretary, or another officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the date of the earliest dated consent delivered in the manner required herein, written consents signed by the number of holders required to take action are delivered to the Corporation by delivery as set forth in this Section 3.16.

(b)     Revocation of Written Consents. Any written consent may be revoked prior to the date that the Corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the Corporation at its Principal Office or its principal place of business, or received by the Secretary or other officer or agent having custody of the books in which proceedings of meetings of shareholders are recorded.

(c)     Notice to Nonconsenting Shareholders. Within ten days after obtaining such authorization by written consent, notice must be given in writing to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action be such for which dissenters’ rights are provided under the Act, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with the provisions of the Act regarding the rights of dissenting shareholders.

(d)     Same Effect as Vote at Meeting. A consent signed under this Section 3.16 has the effect of a meeting vote and may be described as such in any document. Whenever action is taken by written consent pursuant to this Section 3.16, the written consent of the shareholders consenting thereto or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

Section 3.17     Acceptance of Instruments Showing Shareholder Action. If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver, or proxy appointment and give it effect as the act of a shareholder. If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

(a)     The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(b)     The name signed purports to be that of an administrator, executor, guardian, personal representative, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation is presented with respect to the vote, consent, waiver, or proxy appointment;

(c)     The name signed purports to be that of a receiver or trustee in bankruptcy, or assignee for the benefit of creditors of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation is presented with respect to the vote, consent, waiver, or proxy appointment;

(d)     The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder is presented with respect to the vote, consent, waiver, or proxy appointment; or

(e)     Two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

The Corporation may reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent of the Corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

Section 3.18     Shareholder Nominations Included in the Corporation’s Proxy Materials.

(a)     Inclusion of Nominee in Proxy Statement. Subject to the provisions of this Section 3.18, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting:

(i)     the name of any person nominated for election (the “Nominee”) to the Board of Directors, which shall also be included on the Corporation’s form of proxy and ballot for the relevant annual meeting, by any Eligible Holder (as defined below) or group of up to 20 Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board of Directors or its designee, acting in good faith, all applicable conditions and complied with all applicable procedures set forth in this Section 3.18 (such Eligible Holder or group of Eligible Holders being a “Nominating Shareholder”);

(ii)     disclosure about the Nominee and the Nominating Shareholder required under SEC rules or any other applicable law, rule or regulation to be included in the proxy statement; and

(iii)     any statement included by the Nominating Shareholder in the Nomination Notice for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors (subject, without limitation, to Section 3.18(e)(ii)), if such statement does not exceed 500 words.

Promptly after the Corporation has determined that it shall include a Nominee in its proxy statement and proxy card for an annual meeting, the Corporation shall notify the Nominating Shareholder that nominated the Nominee of such determination.

Notwithstanding anything herein to the contrary, the Corporation may solicit shareholders against any Nominee and include in its proxy statement for any annual meeting any other information that the Corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Nominee, including without limitation any statement in opposition to the nomination and any of the information provided pursuant to this Section 3.18.

(b)     Maximum Number of Nominees.

(i)     The Corporation shall not be required to include in any proxy materials for an annual meeting of shareholders a number of Nominees greater than 20% of the number of directors in office as of the last day on which a Nomination Notice may be submitted pursuant to Section 3.18(d) (the “Final Nomination Date”), rounded down to the nearest whole number, but not less than two (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by (A) Nominees nominated by a Nominating Shareholder for that annual meeting whose nomination is subsequently withdrawn after the Nominating Shareholder is notified by the Corporation that the Nominees will be included in the Corporation’s proxy statement and proxy card for the annual meeting, (B) Nominees nominated by a Nominating Shareholder for such annual meeting pursuant to this Section 3.18 that the Board of Directors itself decides to nominate for election at such annual meeting, (C) the number of directors in office as of the Final Nomination Date who had been Nominees nominated by a Nominating Shareholder with respect to any of the preceding two annual meetings (including any Nominee who had been counted at any such annual meeting pursuant to the immediately preceding clause (B)) whose reelection at the upcoming annual meeting is being recommended by the Board of Directors and (D) any director candidate for whom the Corporation shall have received one or more valid shareholder notices (whether or not subsequently withdrawn) nominating such person for election to the Board of Directors pursuant to Section 3.15, other than any such director referred to in this clause (D) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two annual terms, but only to the extent the Maximum Number after such reduction with respect to this clause (D) equals one. If one or more vacancies for any reason occurs on the Board of Directors after the Final Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection with the occurrence of the vacancy or vacancies, then the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(ii)     Any Nominating Holder submitting more than one Nominee pursuant to this Section 3.18 for an annual meeting shall rank such Nominees based on the order in which the Nominating Holder desires such Nominees to be selected for inclusion in the Corporation’s proxy statement for such annual meeting if the number of Nominees pursuant to this Section 3.18 exceeds the Maximum Number. If the number of Nominees pursuant to this Section 3.18 for any annual meeting exceeds the Maximum Number, then the highest ranking Nominee who meets the requirements of this Section 3.18 from each Nominating Holder will be selected for inclusion in the Corporation’s proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the shares of common stock of the Corporation disclosed as owned in each Nominating Shareholder’s Nomination Notice.

(iii)     If, after the Final Nomination Date, (A) the Corporation is notified, or the Board of Directors or its designee, acting in good faith, determines, that (1) a Nominating Shareholder has failed to satisfy or to continue to satisfy the eligibility requirements described in Section 3.18(c), (2) any of the representations and warranties made in the Nomination Notice cease to be true and accurate in all material respects (or omit a material fact necessary to make the statements therein not misleading) or (3) any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Shareholder or the Nominee under this Section 3.18, (B) a Nominating Shareholder or any qualified representative thereof does not appear at the annual meeting to present any nomination submitted pursuant to this Section 3.18, or the Nominating Shareholder withdraws its nomination, or (C) a Nominee becomes ineligible for inclusion in the Corporation’s proxy statement pursuant to this Section 3.18 or dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the Corporation or is unwilling or unable to serve as a director of the Corporation, in each case as determined by the Board of Directors or its designee, acting in good faith, whether before or after the Corporation’s definitive proxy statement for such annual meeting is made available to shareholders, then the nomination of the Nominating Shareholder or such Nominee, as the case may be, shall be disregarded and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), the Nominating Shareholder may not cure in any way any defect preventing the nomination of the Nominee, and the Corporation (1) may omit from its proxy statement and any ballot or form of proxy the disregarded Nominee and any information concerning such Nominee (including a Nominating Shareholder’s statement in support), any other Nominee that the Corporation had determined not to include in its proxy statement and proxy card for such annual meeting and any successor or replacement nominee proposed by the Nominating Shareholder or by any other Nominating Shareholder and (2) may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(c)     Eligibility of Nominating Shareholder.

(i)     An “Eligible Holder” is a person who has either (A) been a record holder of the shares of the Corporation’s common stock used to satisfy the eligibility requirements in this Section 3.18(c) continuously for the three-year period specified in Section 3.18(c)(ii) or (B) provides to the Secretary of the Corporation, within the time period referred to in Section 3.18(c), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form and in substance that the Board of Directors or its designee, acting in good faith, determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).

(ii)     An Eligible Holder or group of up to 20 Eligible Holders may submit a nomination in accordance with this Section 3.18 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice and continues to own at least the Minimum Number through the date of the annual meeting. A group of funds under common management and investment control shall be treated as one Eligible Holder for purposes of such limitation if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and investment control. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations applicable to an individual Eligible Holder that are set forth in this Section 3.18, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate, and a breach of any obligation, agreement, representation or warranty under this Section 3.18 by any member of a group shall be deemed a breach by the Nominating Shareholder. If any shareholder withdraws from a group of Eligible Holders at any time prior to the annual meeting, then the group of Eligible Shareholders shall only be deemed to own the shares held by the remaining members of the group and if, as a result of such withdrawal, the Nominating Shareholder no longer owns the Minimum Number of shares of the Corporation’s common stock, then the nomination shall be disregarded as provided in Section 3.18(b)(iii).

(iii)     The “Minimum Number” of shares of the Corporation’s common stock means 3% of the number of outstanding shares of the Corporation’s common stock as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice.

(iv)     For purposes of this Section 3.18, an Eligible Holder “owns” only those outstanding shares of common stock of the Corporation as to which the Eligible Holder possesses both:

(A)     the full voting and investment rights pertaining to such shares; and

(B)     the full economic interest in (including the opportunity for profit and risk of loss on) such shares;

provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares and/or (y) hedging, offsetting, or altering to any degree gain or loss arising from maintaining the full economic ownership of such shares by such Eligible Holder or any of its affiliates. An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on five business days’ notice, recalls such loaned shares upon being notified by the Corporation that any of the Eligible Holder’s Nominees will be included in the Corporation’s proxy statement and proxy card for the annual meeting (subject to the provisions of this Section 3.18) and holds such shares through the date of the annual meeting. The terms “owned,” “owning,” “ownership” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors.

(v)     No person shall be permitted to be in more than one group constituting a Nominating Shareholder, and if any person appears as a member of more than one group, then such person shall be deemed to be a member of the group that has the largest amount of shares of common stock of the Corporation disclosed as owned in the Nomination Notice.

(d)     Nomination Notice. To nominate a Nominee for purposes of this Section 3.18, the Nominating Shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a Nominating Shareholder’s notice shall be received by the Secretary at the Principal Office not less than 120 days nor more than 150 days prior to the first annual anniversary of the date set forth in the Corporation’s proxy statement for the immediately preceding annual meeting as the date on which the Corporation first made available to its shareholders definitive proxy materials for the immediately preceding annual meeting; provided, however, that if the date for which the annual meeting is called is more than 30 days before or more than 30 days after the first annual anniversary of the immediately preceding annual meeting, then notice by the Nominating Shareholder to be timely must be received by the Secretary by the later of the close of business on the date that is 180 days prior to the date of such annual meeting or the tenth day following the date of the first Public Disclosure of such annual meeting. In no event shall any adjournment or postponement of any annual meeting or the announcement thereof commence a new time period for the giving of a Nomination Notice. To be in proper form, a Nominating Shareholder’s notice to the Secretary for purposes of this Section 3.18 shall include all of the following information and documents (collectively, the “Nomination Notice”):

(i)     a Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the SEC by the Nominating Shareholder as applicable, in accordance with SEC rules;

(ii)     a written notice of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Shareholder (including each group member):

(A)     the information and representations that would be required to be set forth in a shareholder’s notice of a nomination for the election of directors pursuant to Section 3.15;

(B)     the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(C)     a representation and warranty that the shares of common stock of the Corporation owned by the Nominating Shareholder were acquired in the ordinary course of business and not with the intent or objective to influence or change control of the Corporation and are not being held with the purpose or effect of changing control of the Corporation or to gain a number of seats on the Board of Directors that exceeds the maximum number of nominees that shareholders may nominate pursuant to this Section 3.18;

(D)     a representation and warranty that the Nominating Shareholder satisfies the eligibility requirements set forth in Section 3.18(c) and has provided evidence of ownership to the extent required by Section 3.18(c)(i);

(E)     a representation and warranty that the Nominating Shareholder will continue to satisfy the eligibility requirements described in Section 3.18(c) through the date of the annual meeting;

(F)     a representation and warranty that the Nominating Shareholder has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Nominees it is nominating pursuant to this Section 3.18;

(G)     a representation and warranty as to the Nominating Shareholder’s intentions with respect to continuing to own the Minimum Number of shares of common stock of the Corporation through the date of the annual meeting;

(H)     a representation and warranty that the Nominating Shareholder will not engage in, and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Rule 14a-(l)(2)(iv)) (or any successor rules), with respect to the annual meeting, other than with respect to its Nominees or any nominees of the Board of Directors;

(I)     a representation and warranty that the Nominating Shareholder will not use any proxy card other than the Corporation’s proxy card in soliciting shareholders in connection with the election of a Nominee at the annual meeting;

(J)     a representation and warranty that the Nominee’s nomination for election to the Board of Directors or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded;

(K)     a representation and warranty that the Nominee (1) qualifies as independent under the rules of any stock exchange on which the Corporation’s securities are traded, (2) meets the audit committee and compensation committee independence requirements under the rules of any stock exchange on which the Corporation’s securities are traded, (3) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), and (4) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee;

(L)     details of any position of the Nominee as an employee, consultant, agent, officer or director of any Competitor (as defined below) within the three years preceding the submission of the Nomination Notice;

(1)     “Competitor” means an individual, business or any other entity or enterprise engaged or having publicly announced its intent to engage in the sale or marketing of any Competing Product or Service (as defined below).

(2)     “Competing Product or Service” means any product or service that is sold in competition with, or is being developed and that will compete with, a product or service developed, manufactured, or sold by the Corporation.

(M)     if desired, a statement for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 thereunder; and

(N)     in the case of a nomination by a group, the designation by all group members of one group member for purposes of receiving communications, notices and inquiries from the Corporation and that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;

(iii)     an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, pursuant to which the Nominating Shareholder (including each group member) agrees:

(A)     to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(B)     to file any written solicitation or other written communication with the Corporation’s shareholders relating to one or more of the Corporation’s directors or director nominees or any Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(C)     to assume all liability (jointly and severally by all group members in the case of a nomination by a group) stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Shareholder, its affiliates and associates or their respective agents and representatives with the Corporation, its shareholders or any other person in connection with the nomination or election of directors, including without limitation the Nomination Notice, or out of the facts, statements or other information that the Nominating Shareholder or its Nominees provided to the Corporation in connection with the inclusion of such Nominees in the Corporation’s proxy statement;

(D)     to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to any nomination submitted by the Nominating Shareholder pursuant to this Section 3.18 or a failure or alleged failure of the Nominating Shareholder to comply with, or any breach or alleged breach of, its obligations, agreements or representations under this Section 3.18;

(E)     in the event that any information included in the Nomination Notice, or any other communication by the Nominating Shareholder (including with respect to any group member) with the Corporation, its shareholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects or omits a material fact necessary to make the statements made not misleading or that the Nominating Shareholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 3.18(c), to promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission and/or notify the Corporation of the failure to continue to satisfy the eligibility requirements described in Section 3.18(c), as the case may be, it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Nominee from its proxy materials as provided in this Section 3.18; and

(F)     at the request of the Corporation, promptly, but in any event within five business days after such request, to provide to the Corporation such additional information as reasonably requested by the Corporation;

(iv)     an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, by the Nominee:

(A)     that the Nominee will provide such other information as may reasonably be required by the Corporation to determine the eligibility of such person to serve as a director of the Corporation and will make such other acknowledgments, enter into such agreements and provide such other information as the Board of Directors requires of all directors, including promptly completing the Corporation’s director questionnaire;

(B)     that the Nominee has read and agrees, if elected as a director of the Corporation, to adhere to the Corporation’s Corporate Governance Guidelines and Corporate Code of Business Conduct & Ethics and any other Corporation policies and guidelines applicable to directors;

(C)     that the Nominee is not and will not become a party to (1) any compensatory, payment, reimbursement, indemnification or other financial agreement, arrangement or understanding with any person or entity in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (2) any agreement, arrangement or understanding with any person or entity as to how the Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation or (3) any Voting Commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a director of the Corporation, with his or her fiduciary duties under applicable law; and

(D)     in the event that any information or communication provided by the Nominee to the Corporation, its shareholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects or omits a material fact necessary to make the statements made not misleading (and in any event within 48 hours of discovering such misstatement, omission or failure), that the Nominee will notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission, as the case may be, it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Nominee from its proxy materials as provided in this Section 3.18.

The information and documents required by this Section 3.18(d) shall be (i) provided with respect to and executed by each group member in the case of information applicable to group members and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Shareholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 3.18(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

(e)     Exceptions

(i)     Notwithstanding anything to the contrary contained in this Section 3.18, the Corporation may omit from its proxy statement and any ballot or form of proxy any Nominee and any information concerning such Nominee (including a Nominating Shareholder’s statement in support), and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Shareholder may not, after the Final Nomination Date, cure in any way any defect preventing the nomination of the Nominee, if:

(A)     the Corporation receives a notice pursuant to Section 3.15 that a shareholder intends to nominate a person for election to the Board of Directors at the annual meeting;

(B)     the Board of Directors or its designee, acting in good faith, determines that such Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these Bylaws, or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded;

(C)     the Nominee was nominated for election to the Board of Directors pursuant to this Section 3.18 at one of the Corporation’s two preceding annual meetings and either (i) withdrew or became ineligible or unavailable for election at any such annual meeting or (ii) received a vote of less than 25% of the shares of common stock of the Corporation entitled to vote for such Nominee; or

(D)     the Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended.

(ii)     Notwithstanding anything to the contrary contained in this Section 3.18, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Nominee included in the Nomination Notice, if the Board of Directors or its designee, acting in good faith, determines that:

(A)     such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;

(B)     such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or

(C)     the inclusion of such information in the proxy statement would otherwise violate SEC rules or any other applicable law, rule or regulation.

For purposes of this Section, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the Exchange Act.

Article 4

Board of Directors

Section 4.1     General Powers and Number.

(a)     All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors, a majority of whom shall be Independent Directors. For purposes of this Section 4.1, “Independent Director” shall mean a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

(b)     The Board of Directors shall consist of not less than three (3) nor more than eleven (11) individuals, which numbers may be increased or decreased from time to time by amendment to these Bylaws by a majority of the directors or by an affirmative shareholder vote. Subject to the foregoing, the number of directors shall be established from time to time by resolution of the Board of Directors. If the terms of the directors are staggered under Section 4.6 of these Bylaws, any increase or decrease in the number of directors shall be allocated proportionately among the classes. Any decrease in the number of directors shall not prematurely shorten the term of any incumbent director.

(c)     Qualifications. Directors must be natural persons who are eighteen years of age or older but need not be residents of the State of Florida.

Section 4.2     Term of Office. The term of each director shall expire at the next annual meeting of shareholders following his or her election or until his or her successor is elected and qualifies, unless their terms are staggered under Section 4.6.

Section 4.3     Removal. The shareholders may remove one or more directors with or without cause. A director may be removed by the shareholders at a meeting of shareholders, provided that the notice of the meeting states that the purpose, or one of the purposes, of the meeting is such removal. If a director is elected by a voting group, only the shareholders of that voting group may participate in the vote to remove the director.

Section 4.4     Failed Director Election. Any director who fails to receive the requisite number of votes for reelection shall be required to promptly tender his or her resignation to the Board of Directors. The Corporate Governance and Nominating Committee of the Board of Directors shall make a recommendation to the Board of Directors on whether to accept or reject the offer of resignation, or whether other action should be taken. In reaching its decision, the Board of Directors will consider the Corporate Governance and Nominating Committee’s recommendation and may consider any other factors it deems relevant, which may include the director’s qualifications, the director’s past and expected future contributions to the Corporation, the overall composition of the Board of Directors and committees of the Board of Directors, whether accepting the tendered resignation would cause the Corporation to fail to meet any applicable rule or regulation (including the NASDAQ listing standards and the requirements of the federal securities laws) and the percentage of outstanding shares represented by the votes cast at the meeting. The director who tenders his or her offer of resignation shall not participate in the Corporate Governance and Nominating Committee’s recommendation or the Board of Director’s decision. The Board of Directors will act on the resignation within ninety (90) days following certification of the shareholder vote for the meeting and will promptly disclose its decision and rationale as to whether to accept the resignation (or the reasons for rejecting the resignation, if applicable) in a filing with the SEC or by other public announcement.

Section 4.5     Resignation. A director may resign at any time by delivering written notice to the Board of Directors or its Chairman or Vice Chairman (if any), or to the Corporation. A director’s resignation is effective when the notice is delivered unless the notice specifies a later effective date.

Section 4.6     Staggered Terms for Directors. The Board of Directors may, by the Articles of Incorporation, or by amendment to these Bylaws adopted by a vote of the shareholders, be divided into one, two or three classes with the number of directors in each class being as nearly equal as possible; the term of office of those of the first class to expire at the annual meeting next ensuing; of the second class one year thereafter; at the third class two years thereafter; and at each annual election held after such classification and election, directors shall be chosen for a full term, as the case may be, to succeed those whose terms expire. If the directors have staggered terms, then any increase or decrease in the number of directors shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

Section 4.7     Vacancies.

(a)     Who May Fill Vacancies. Except as provided below, whenever any vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, it may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by the shareholders. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the Corporation. If the directors first fill a vacancy, the shareholders shall have no further right with respect to that vacancy, and if the shareholders first fill the vacancy, the directors shall have no further rights with respect to that vacancy.

(b)     Directors Elected by Voting Groups. Whenever the holders of shares of any voting group are entitled to elect a class of one or more directors by the provisions of the Articles of Incorporation, vacancies in such class may be filled by holders of shares of that voting group or by a majority of the directors then in office elected by such voting group or by a sole remaining director so elected. If no director elected by such voting group remains in office, unless the Articles of Incorporation provide otherwise, directors not elected by such voting group may fill vacancies.

(c)     Prospective Vacancies. A vacancy that will occur at a specific later date, because of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

Section 4.8     Compensation. The Board of Directors, irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the Corporation as directors, officers, or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers, and employees and to their families, dependents, estates, or beneficiaries on account of prior services rendered to the Corporation by such directors, officers, and employees.

Section 4.9     Regular Meetings. The Board of Directors may provide the date, time, and place, either within or without the State of Florida, for the holding of regular meetings of the Board of Directors without notice. Such meetings may also be remotely held as provided by Section 4.14(d).

Section 4.10     Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Vice Chairman (if any), the Lead Director (if any), the President or one-third of the members of the Board of Directors. The person or persons calling the meeting may fix any place, either within or without the State of Florida, as the place for holding any special meeting of the Board of Directors, and if no other place is fixed, the place of the meeting shall be the Principal Office. Such meetings may also be remotely held as provided by Section 4.14(d).

Section 4.11     Notice. Special meetings of the Board of Directors must be preceded by at least two days’ notice of the date, time, and place of the meeting. The notice need not describe the purpose of the special meeting. The Corporation may give notice of a regular or special meeting of the Board of Directors by electronic means to each director who consents to such electronic means of notice in the manner authorized by that director.

Section 4.12     Waiver of Notice. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 4.13     Quorum and Voting. A quorum of the Board of Directors consists of a majority of the number of directors prescribed by these Bylaws. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (a) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting specified business at the meeting; or (b) he or she votes against or abstains from the action taken.

Section 4.14     Conduct of Meetings.

(a)     Presiding Officer. The Board of Directors shall elect from among its members a Chairman of the Board of Directors, who shall preside at meetings of the Board of Directors. If the Chairman is an employee of the Corporation, the Board of Directors may elect from among its members a Lead Director, who shall preside at executive sessions of the Board at which employees of the Corporation or any of its subsidiaries shall not be present. The Chairman, and in his or her absence, the Lead Director (if any), and in his or her absence, the Vice Chairman (if any), and in his or her absence, the President, and in his or her absence, a Vice President (if any), and in his or her absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as presiding officer of the meeting.

(b)     Minutes. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding officer may appoint any other person present to act as secretary of the meeting. Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

(c)     Adjournments. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who are not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

(d)     Participation by Conference Call or Similar Means. The Board of Directors may permit any or all directors to participate in a regular or a special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting, including virtual meetings. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 4.15     Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other committees (which may include, by way of example and not as a limitation, a Compensation Committee, an Audit Committee and a Corporate Governance and Nominating Committee) each of which, to the extent provided in such resolution and in any charter adopted by the Board of Directors for any committee, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to:

(a)     approve or recommend to shareholders actions or proposals required by the Act to be approved by shareholders;

(b)     fill vacancies on the Board of Directors or any committee thereof;

(c)     adopt, amend, or repeal these Bylaws; or

(d)     authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors.

Except as otherwise provided by the SEC or NASDAQ, each committee must have one or more members, who shall serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Section 4.15, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee. The Board of Directors may adopt a charter for any such committee specifying requirements with respect to committee chairs and membership, responsibilities of the committee, the conduct of meetings and business of the committee and such other matters as the Board may designate. In the absence of a committee charter or a provision of a committee charter governing such matters, the provisions of these Bylaws which govern meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well.

Section 4.16     Lead Director. If the Board of Directors appoints a Lead Director to preside at executive sessions of the Board of Directors, the Board of Directors may assign to the Lead Director by resolutions such additional duties as the Board of Directors determines, in its discretion, including acting as a liaison between the Board of Directors and the officers of the Corporation and assisting in the setting of agendas for meetings of the Board of Directors.

Section 4.17     Action Without Meeting. Any action required or permitted by the Act to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if the action is taken by all members of the Board or of the committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director or committee member and retained by the Corporation. Such action shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date. A consent signed under this Section 4.17 has the effect of a vote at a meeting and may be described as such in any document.

Article 5

Officers

Section 5.1     Required Officers; Duties of Officers.

(a)     The Corporation shall have such officers as the Board of Directors may appoint from time to time. The Board of Directors shall designate from among the officers it elects those who shall be the executive officers of the Corporation responsible for all policy making functions, under the direction of the Board of Directors. The Board of Directors shall delegate to one of the officers responsibility for preparing minutes of the directors’ and shareholders’ meetings and for authenticating records of the Corporation. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. The Board of Directors may also authorize any duly appointed officer to appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office.

(b)     Each officer has the authority and shall perform the duties set forth in a resolution or resolutions of the Board of Directors or by direction of any officer authorized by the Board of Directors to prescribe the duties of other officers.

Section 5.2     Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is practicable. Each officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation, or removal.

Section 5.3     Removal. The Board of Directors may remove any officer and, unless restricted by the Board of Directors, an officer may remove any officer or assistant officer appointed by that officer, at any time, with or without cause and notwithstanding the contract rights, if any, of the officer removed. The appointment of an officer does not of itself create contract rights.

Section 5.4     Resignation. An officer may resign at any time by delivering notice to the Corporation. The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the Corporation accepts the later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the pending vacancy may be filled before the effective date but the successor may not take office until the effective date.

Section 5.5     Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification, or otherwise, shall be filled as soon thereafter as practicable by the Board of Directors for the unexpired portion of the term.

Section 5.6     Chairman. The Chairman shall have authority, subject to such rules as may be prescribed by the Board of Directors, to direct the President in the performance of the President’s duties. In general, he or she shall perform all duties as may be prescribed by the Board of Directors from time to time.

Section 5.7     Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

Article 6

Contracts, Checks and Deposits

Section 6.1     Contracts. The Board of Directors may authorize any officer or officers, or any agent or agents to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages, and instruments of assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the Chairman, the President, or one of the Vice Presidents (if any); the Secretary or an Assistant Secretary (if any), when necessary or required, shall attest and affix the corporate seal, if any, thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

Section 6.2     Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

Section 6.3     Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.

Article 7

Share Certificates; Dividends and Distributions

Section 7.1     Form and Content of Share Certificates.

(a)     Shares may but need not be represented by certificates. Unless the Act or another statute expressly provides otherwise, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

(b)     At a minimum, each share certificate must state on its face:

(i)     The name of the issuing corporation and that the Corporation is organized under the laws of the State of Florida;

(ii)     The name of the person to whom issued; and

(iii)     The number and class of shares and the designation of the series, if any, the certificate represents.

(c)     If the shares being issued are of different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge.

(d)     Each share certificate:

(i)     Must be signed (either manually or in facsimile) by an officer or officers designated by the Board of Directors; and

(ii)     May bear the corporate seal or its facsimile.

(e)     If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

Section 7.2     Shares Without Certificates.

(a)     The Board of Directors may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the Corporation.

(b)     Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on certificates by the Act.

Section 7.3     Restriction on Transfer of Shares and Other Securities.

(a)     The Articles of Incorporation, these Bylaws, an agreement among shareholders, or an agreement between shareholders and the Corporation may impose restrictions on the transfer or registration of transfer of shares of the Corporation. A restriction does not affect shares issued before the restriction was adopted unless the holders of such shares are parties to the restriction agreement or voted in favor of the restriction.

(b)     A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this Section 7.3, and effected in compliance with the provisions of the Act, including having a proper purpose as referred to in the Act.

Section 7.4     Shareholder’s Pre-emptive Rights.

(a)     The shareholders of the Corporation do not have a pre-emptive right to acquire the Corporation’s unissued shares.

Section 7.5     Distributions to Shareholders.

(a)     The Board of Directors may authorize, and the Corporation may make, distributions to its shareholders subject to any limitations in the Articles of Incorporation and the Act.

(b)     If the Board of Directors does not fix the record date for determining shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the Corporation’s shares), it is the date the Board of Directors authorizes the distribution.

Article 8

Seal

Section 8.1     Seal. The Board of Directors may provide for a corporate seal for the Corporation.

Article 9

Indemnification

Section 9.1     Provision of Indemnification. The Corporation shall, to the fullest extent permitted or required by the Act, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors and Executive Officers against any and all Liabilities, and advance any and all reasonable Expenses, incurred thereby in connection with any Proceeding to which any such Director or Executive Officer is a Party or in which such Director or Executive Officer is deposed or called to testify as a witness because he or she is or was a Director or Executive Officer of the Corporation, whether or not such person continues to serve in such capacity at the time the obligation to indemnify against Liabilities or advance Expenses is incurred or paid. The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification against Liabilities or the advancement of Expenses which a Director or Executive Officer may be entitled under any written agreement, Board of Director resolution, vote of shareholders, the Act, or otherwise. The Corporation may, but shall not be required to, supplement the foregoing rights to indemnification against Liabilities and advancement of Expenses by the purchase of insurance on behalf of any one or more of its Directors or Executive Officers whether or not the Corporation would be obligated to indemnify or advance Expenses to such Director or Executive Officer under this Article 9. For purposes of this Article 9, the term “Directors” includes former directors and any directors who are or were serving at the request of the Corporation as directors, officers, employees, or agents of another Corporation, partnership, joint venture, trust, or other enterprise, including, without limitation, any employee benefit plan (other than in the capacity as agents separately retained and compensated for the provision of goods or services to the enterprise, including, without limitation, attorneys-at-law, accountants, and financial consultants), whether or not such person continues to serve in such capacity at the time the obligation to indemnify against Liabilities or advance Expenses is incurred or paid. The term “Executive Officers” refers to those persons described in Section 240.3b-7 of the Exchange Act. All other capitalized terms used in this Article 9 and not otherwise defined herein shall have the meaning set forth in Section 607.0850 of the Act. The provisions of this Article 9 are intended solely for the benefit of the indemnified parties described herein, their heirs and personal representatives and shall not create any rights in favor of third parties. No amendment to or repeal of this Article 9 shall diminish the rights of indemnification provided for herein to any person who serves or served as a Director or Executive Officer at any time prior to such amendment or repeal.

Article 10

Amendments

Section 10.1     Authority to Amend the Articles of Incorporation.

(a)     The Corporation may amend its Articles of Incorporation at any time to add or change a provision that is required or permitted in the Articles of Incorporation or to delete a provision not required in the Articles of Incorporation. Whether a provision is required or permitted in the Articles of Incorporation is determined as of the effective date of the amendment.

(b)     A shareholder of the Corporation does not have a vested property right resulting from any provision in the Articles of Incorporation, including provisions relating to management, control, capital structure, dividend entitlement, or purpose or duration of the Corporation.

Section 10.2     Amendment by Board of Directors. The Board of Directors may adopt one or more amendments to the Articles of Incorporation without shareholder action:

(a)     To extend the duration of the Corporation if it was incorporated at a time when limited duration was required by law;

(b)     To delete the names and addresses of the initial directors;

(c)     To delete the name and address of the initial registered agent or registered office, if a statement of change is on file with the Department of State of the State of Florida;

(d)     To delete any other information contained in the Articles of Incorporation that is solely of historical interest;

(e)     To change each issued and unissued authorized share of an outstanding class into a greater number of whole shares if the Corporation has only shares of that class outstanding;

(f)     To delete the authorization for a class or series of shares authorized pursuant to Section 607.0602 of the Act, if no shares of such class or series have been issued;

(g)     To change the corporate name by substituting the word “corporation,” “incorporated,” or “company,” or the abbreviation “corp.,” “Inc.,” or “Co.,” for a similar word or abbreviation in the name, or by adding, deleting, or changing a geographical attribution for the name; or

(h)     To make any other change expressly permitted by the Act to be made without shareholder action.

Section 10.3     Amendment of Bylaws by Board of Directors. The Board of Directors may amend or repeal the Bylaws unless the Act reserves the power to amend a particular bylaw provision exclusively to the shareholders.

Section 10.4     Bylaw Increasing Quorum or Voting Requirements for Directors.

(a)     A bylaw that fixes a greater quorum or voting requirement for the Board of Directors may be amended or repealed:

(i)     If originally adopted by the shareholders, only by the shareholders;

(ii)     If originally adopted by the Board of Directors, either by the shareholders or by the Board of Directors.

(b)     A bylaw adopted or amended by the shareholders that fixes a greater quorum or voting requirement for the Board of Directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the Board of Directors.

(c)     Action by the Board of Directors under paragraph (a)(ii) to adopt or amend a bylaw that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

Article 11

Miscellaneous

Section 11.1     Application of Florida Law. Whenever any provision of these Bylaws is inconsistent with any provision of the Act, as they may be amended from time to time, then in such instance, Florida law shall prevail.

Section 11.2     Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 11.3     Conflicts with Articles of Incorporation. In the event that any provision contained in these Bylaws conflicts with any provision of the Articles of Incorporation, as amended from time to time, the provisions of the Articles of Incorporation shall prevail and be given full force and effect, to the full extent permissible under the Act.

Section 11.4     Partial Invalidity. If any provision of these Bylaws shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of these Bylaws, and these Bylaws shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.